Exhibit 99.1

For Immediate Release

Investor Contact:	Neil Kerman
Vice President Corporate Finance
(781) 401-7152

Media Contact:	Denise Kaigler
Senior Vice President
Chief Communications Officer
(781) 401-7869

REEBOK REPORTS  FIRST QUARTER 2005 EARNINGS

Canton, MA, April 25, 2005 — Reebok International Ltd. (NYSE:RBK) today reported net income for the first quarter ended March 31, 2005 of $43 million, or $.70 per diluted share, an earnings per share increase of 11% when compared to net income of $41 million, or $.63 per diluted share for the first quarter of 2004.

Net sales for the 2005 first quarter were $925 million, an increase of 11% from 2004’s first quarter net sales of $832 million.  The acquisition of The Hockey Company, effective on June 30, 2004, favorably impacted sales comparisons as did foreign currency exchange rate fluctuations.  The Hockey Company sales, which were $24 million in the first quarter of 2005, are included in the reported sales of the Reebok Brand.   The Company noted that during the first quarter 2005, the inclusion of The Hockey Company was dilutive to its reported earnings, because the first quarter is their smallest revenue quarter, especially given the current work stoppage in the National Hockey League.  On a constant dollar basis, first quarter sales increased approximately 9% over the prior year’s first quarter sales.  For the Reebok Brand, worldwide sales in the 2005 first quarter increased 12% to $783 million compared to 2004’s first quarter sales of $697 million.

In the U.S., sales for the Reebok Brand increased 8% in the first quarter as compared with 2004’s first quarter.  Reebok’s U.S. footwear sales in the first quarter were $273 million, an increase of 5% when compared with 2004’s first quarter U.S. footwear sales of $261 million.  This marks the eleventh consecutive quarter of sales growth for the Company’s U.S. footwear business.  The Company’s international sales of Reebok branded products amounted to $397 million in the quarter, an increase of 17% over 2004’s first quarter sales.  On a constant dollar basis, first quarter international sales increased approximately 13% over the

REEBOK INTERNATIONAL LTD

1895 J.W. Foster Boulevard

Canton, Massachusetts 02021

781 401 5000

www.reebok.com

prior year’s first quarter sales.  Internationally, sales of footwear products increased 22% and sales of apparel products increased 11%.  On a constant dollar basis international footwear sales increased 17%, and international apparel sales increased 7%.  Substantially all of the international apparel sales increase is due to the inclusion of The Hockey Company sales in the 2005 first quarter.

Sales for the Company’s other brands; Rockport, The Greg Norman Collection and Ralph Lauren Footwear were $142 million in the first quarter of 2005 compared with 2004’s first quarter sales of $135 million, an increase of 5%.

The Company reported that its total worldwide backlog of open customer orders (including those of The Hockey Company) scheduled for delivery from April 2005 through September 2005 for the Reebok Brand increased 4% from the prior year’s comparable amount.  On a constant dollar basis, worldwide backlog for the Reebok Brand increased 2%.

Paul Fireman, the Company’s Chairman and Chief Executive Officer said, “During the quarter, we launched our largest global integrated marketing and advertising campaign in nearly a decade.  The  “I Am What I Am” marketing campaign celebrates authenticity and individuality and we believe that it is both relevant and inspiring for young consumers.  The campaign links all of the brand’s marketing and advertising efforts under the “I Am What I Am” umbrella and it enrolls athletes and entertainers in a way that provides them with a genuine forum for self-expression.  We plan to utilize some of the most authentic and expressive celebrities from the entertainment and sports community in this campaign throughout the year,” Fireman noted.  “The campaign will support many of our key product initiatives such as The Pump, running, basketball and Classic and will utilize various media to reach consumers right through to the retail floor.  During the quarter we significantly increased our overall advertising spending for the Reebok Brand consistent with our previous guidance.  And in several key markets in Europe our spending more than tripled.  The coordinated launch in Europe covered thirteen countries including the United Kingdom, France, Spain and Italy.  It was a multi-media campaign using a mix of TV, cinema, outdoor, print, in-store and online to deliver an effective communication to the core youth audience.  As a result of these investments in the quarter, our total Reebok brand advertising expense increased approximately 40% in support of our Rbk, performance and Classic platforms,” Fireman stated.

“Our Rbk product and marketing platform which we launched 3 years ago has successfully introduced Reebok in a younger and fresher way.  Many of our new technology products, such as the The Pump, contain the Rbk branding.  This February at the 2005 NBA All-Star game we introduced the ATR The Pump basketball shoe.  We believe that sell through results in both the athletic specialty and sporting goods channels of distribution were good and that this is an indicator that consumers understand the product benefits of The Pump and believe it is a meaningful technology.  This month we continued our initial roll-out of our newest The Pump technology which we refer to as The Pump 2.0, in limited quantities at retail.  Our The Pump 2.0 rollout will continue throughout 2005 with the technology featured

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across various product categories such as running and basketball for both men and women.  During the 2005 first quarter we saw an improvement in the performance of our Allen Iverson basketball products at retail.  Iverson is healthy, was the most valuable player in the NBA All-Star game and is leading the league in scoring.  Our open order position for basketball footwear products in the U.S. is up double-digits for the next six-month period, driven by a substantial improvement in our Iverson product orders,” Fireman said.

“With regard to our Performance footwear products, we continued to drive our running business through our Premier line of running products. Since we launched Premier approximately 2 years ago we have been successful in improving our penetration into running specialty shops around the world.   And, we are successfully executing our strategy to leverage the authenticity of Premier running products into other running product offerings in order to reach multiple channels of distribution and a broader consumer base with a greater range of price points.  During the quarter, on a worldwide basis, footwear sales of Reebok running products increased by 21% over the prior year’s first quarter,” Fireman added.

“Our Reebok Classic sales also improved during the quarter.  The growth of Reebok Classics is being driven by the introduction of new products that are more contemporary and appeal to a younger consumer.  We are continuing our product segmentation strategy for Reebok Classic products to ensure that the right product assortment is being offered in the right retail doors to satisfy our consumers’ needs,” Fireman said.

The Company’s other brands; Rockport, The Greg Norman Collection and Ralph Lauren Footwear all continued to improve their sales performance in the quarter.  Fireman noted that “beginning in the second half of 2004, the Rockport business started to show signs of generating momentum and improvement in many of their key markets.  The 2005 first quarter was the third consecutive quarter of domestic sales growth for Rockport and internationally all of Rockport’s markets reported sales improvement.  And the shape and quality of Rockport’s business is also improving.  During the quarter Rockport’s sales to better department stores increased whereas closeout sales declined.  Many of Rockport’s new collections, which hit retail this past quarter, are performing well.  And we are pleased with the growth in Rockport’s women’s business, which is up over 18% in the quarter.” Fireman said.  “Our Greg Norman brand also turned in another strong performance this quarter with double-digit sales growth for the ninth consecutive quarter,” Fireman continued.  “Sales of Greg Norman branded products in both the green grass and department store channels grew by double digits in the quarter.  The sales increases of the Greg Norman Collection are also generating improved operating margins,” Fireman noted.

The Company reported that its gross margin for the first quarter of 2005 was 40.3%, an improvement of 10 basis points when compared with the gross margin of 40.2% in the first quarter of 2004.    Accounts receivable at March 31, 2005 were $708 million compared to $564 million a year ago.  Worldwide inventories at March 31, 2005 totaled $470 million compared to $409 million a year ago.   “The increase in accounts receivable and inventory is primarily related to our acquisition of The Hockey Company and to the effects of currency,” Fireman added.  “Excluding the impact of The Hockey Company and currency, our inventory

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decreased approximately $14 million or about 3% and our accounts receivable increased about $83 million or about 15%.   As we noted at year end, much of our sales growth is coming from regions where the days sales outstanding in receivables (“DSOs”) are longer than the Company average and, as a result, our DSOs have increased from the prior year’s first quarter,” Fireman said.

“In summary, I believe we are investing appropriately in all our brands with programs designed to improve our operating performance.  With respect to 2005 guidance, we are currently trending on our sales and earnings per share growth targets that we laid out for you last year-end.  For the year, our goal is to increase our overall sales somewhere in the mid single digit range and to grow our earnings per share in the range of 15% from our 2004 earnings per share of $2.98, which excludes the effect of unusual items in 2004,” Fireman concluded.

This release includes forward-looking statements about the Company and its sales, revenues, earnings, spending, margins, cash flow, future orders, inventory, products, actions, plans, strategies, objectives and guidance with respect to the Company’s future operating results. These statements are based on our current expectations and are subject to certain risks and uncertainties that could cause the Company’s actual results to vary materially from the results discussed in those forward-looking statements. The Company assumes no obligation to update any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.  Factors that might cause such differences include — but are not limited to — the following: economic conditions in the Company’s major markets; competition; shifts in consumer preferences; the ability to maintain advantageous licenses with the Company’s licensors; risks associated with the Company’s international sales, distribution and manufacturing; increases in raw material prices; the Company’s ability to manage and forecast its growth and inventories; the loss of significant customers or suppliers; the effect of currency fluctuations; and other factors mentioned or incorporated by reference in this release and in the Company’s 2004 Annual Report on Form 10-K and quarterly reports on Form 10-Q, all of which are on file at the SEC.  With respect to any statements concerning future orders, the Company’s backlog position is not necessarily indicative of future sales because a significant portion of our business, including sales by Company-owned retail stores, Rockport, Ralph Lauren Footwear and Greg Norman are not included in the open orders.  In addition, many markets are not included in open orders since sales are made by independent distributors.  Finally, many orders may be cancelled, currency may fluctuate and the ratio of future orders to “at once” shipments may vary from year to year.  During our earnings call we may also discuss non-GAAP financial information.  The reconciliation of the comparable GAAP information and other analytical information will be available on our website at www.reebok.com.

[Table follows]

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Reebok International Ltd.

Financial Summary

	Three months ended March 31,
	2005	2004

Net sales	$925,035,000	$831,861,000
Net income	$43,229,000	$41,104,000
Average basic shares	59,331,000	59,681,000
Average diluted shares (1)	62,337,000	68,418,000
Basic earnings per share	$0.73	$0.69
Diluted earnings per share	$0.70	$0.63

(1)          Assumes conversion of $53.2 million convertible debt into 1,037,846 shares of Reebok common stock in 2005 and $250.0 million of convertible debt into 6,483,402 shares in 2004, as well as the dilutive effect of employee stock options.

Reebok International Ltd., headquartered in Canton, MA, is a leading worldwide designer, marketer and distributor of sports, fitness and casual footwear, apparel and equipment under the Reebok, Rockport, CCM, JOFA, KOHO and Greg Norman Brands and footwear under the Polo Ralph Lauren Brand.   Sales for 2004 totaled approximately $3.8 billion.

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Reebok International Ltd

THREE MONTHS ENDED MARCH 31,

(Amounts in millions except per share data)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	2005	2004

Net sales	$925.0	$831.9
Cost of sales	552.1	497.8
Gross Margin	372.9	334.1
% of Net sales	40.3%	40.2%
Selling, general and administrative expenses	303.9	266.1
% of Net sales	32.9%	32.0%
Interest expense, net	2.7	3.5
Other expenses, net	1.1	1.9
Income before income taxes and minority interest	65.2	62.6
% of Net sales	7.0%	7.5%
Income taxes	19.6	19.1
Income before minority interest	45.6	43.5
Minority interest	2.4	2.4
Net income	$43.2	$41.1

Basic earnings per share	$0.73	$0.69
Diluted earnings per share (1)	$0.70	$0.63

Average basic shares	59,331	59,681
Average diluted shares (1)	62,337	68,418

(1)            Assumes conversion of $53.2 of convertible debt into 1,037,846 shares of Reebok Common Stock in 2005 and $250.0 of convertible debt into 6,483,402 shares in 2004.

COMPARATIVE SALES ANALYSIS

THREE MONTHS ENDED MARCH 31,

(Amounts in millions except per share data)

REPORTED DOLLARS	2005	2004	Change 2005/2004

Reebok:
U.S.A - Footwear	$272.7	$260.7	4.6%
U.S.A - Apparel	113.6	97.9	16.0%
	386.3	358.6	7.7%

International - Footwear	231.1	189.2	22.1%
International - Apparel	165.8	149.1	11.2%
	396.9	338.3	17.3%

Reebok Worldwide - Footwear	503.8	449.9	12.0%
Reebok Worldwide - Apparel	279.4	247.0	13.1%
	783.2	696.9	12.4%

Rockport	90.0	86.9	3.6%
Other Brands	51.8	48.1	7.7%

Total Company	$925.0	$831.9	11.2%

Footwear	$625.4	$567.4	10.2%
Apparel	299.6	264.5	13.3%
Total Company	$925.0	$831.9	11.2%

CONSTANT DOLLARS	2005	2004	Change 2005/2004

Reebok:
U.S.A - Footwear	$272.7	$260.7	4.6%
U.S.A - Apparel	113.6	97.9	16.0%
	386.3	358.6	7.7%

International - Footwear	231.1	196.8	17.4%
International - Apparel	165.8	155.0	7.0%
	396.9	351.8	12.8%

Reebok Worldwide - Footwear	503.8	457.5	10.1%
Reebok Worldwide - Apparel	279.4	252.9	10.5%
	783.2	710.4	10.2%

Rockport	90.0	88.5	1.7%
Other Brands	51.8	48.4	7.0%

Total Company	$925.0	$847.3	9.2%

Footwear	625.4	$576.9	8.4%
Apparel	299.6	270.4	10.8%
Total Company	$925.0	$847.3	9.2%

March 31,

(Amounts in millions)

CONDENSED CONSOLIDATED BALANCE SHEETS

	2005	2004

ASSETS
Cash	$483.4	$614.9
Accounts receivable, net	707.7	564.3
Inventory	470.2	408.8
Other current assets	191.7	154.4
Total current assets	1,853.0	1,742.4

Property and equipment, net	183.5	149.6
Intangibles, net	322.0	66.4
Other non-current assets	72.7	45.7
Total	$2,431.2	$2,004.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Notes payable to banks	$56.0	$17.3
Current portion of long term debt	100.5	0.2
Accounts payable, accrued expenses and income taxes payable	578.5	507.5
Total current liabilities	735.0	525.0

Long term debt, net of current portion	359.8	353.0
Minority interest and other long term liabilities	52.2	43.8

Stockholders’ equity	1,284.2	1,082.3
Total	$2,431.2	$2,004.1

ADDITIONAL FINANCIAL INFORMATION

	March 31,
	2005	2004
Working capital	$1,118.0	$1,217.4
Current ratio	2.5	3.3
Days sales outstanding	59	51
Days sales outstanding (excluding The Hockey Company)	58	51
Inventory turns	4.4	4.7
Inventory turns (excluding The Hockey Company)	4.8	4.7
Total borrowings	$516.3	$370.5

ORDERS SCHEDULED FOR DELIVERY

	Percentage Change 2005/2004
For the period April 1 to September 30,	Reported Dollars		Constant Dollars

U.S.A.:

Footwear	+	4.6%	+	4.6%
Apparel	+	7.3%	+	7.3%

Total Domestic	+	5.4%	+	5.4%

International

Footwear	+	11.4%	+	5.3%
Apparel	-	6.6%	-	11.2%

Total International	+	2.6%	-	2.7%

Total Reebok Brand

Footwear	+	7.0%	+	4.9%
Apparel	-	.5%	-	3.3%

Total Reebok Brand	+	4.2%	+	1.8%

Note:  Includes open orders from The Hockey Company (acquired effective June 30, 2004)

RECONCILIATION OF REPORTED TO CONSTANT DOLLAR SALES

(Amounts in millions except per share data)

THREE MONTHS ENDED MARCH 31,	2005	2004	2005/2004

Reported Dollars:
Footwear	$625.4	$567.4	10.2%
Apparel	299.6	264.5	13.3%
Total Company	925.0	831.9	11.2%

Effect of Change in Foreign Currency Translation:
Footwear	—	9.5
Apparel	—	5.9
	—	15.4
Constant Dollars:
Footwear	625.4	576.9	8.4%
Apparel	299.6	270.4	10.8%
Total Company	$925.0	$847.3	9.2%

COMPARATIVE SALES ANALYSIS

THREE MONTHS ENDED MARCH 31,

(Amounts in millions except per share data)

	2005
REPORTED DOLLARS	As Reported with The Hockey Company	The Hockey Company	Without The Hockey Company	2004	Change 2005/2004

Reebok:
U.S.A - Footwear	$272.7	$2.6	$270.1	$260.7	3.6%
U.S.A - Apparel	113.6	5.9	107.7	97.9	10.0%
	386.3	8.5	377.8	358.6	5.4%

International - Footwear	231.1	4.2	226.9	189.2	19.9%
International - Apparel	165.8	11.5	154.3	149.1	3.5%
	396.9	15.7	381.2	338.3	12.7%

Reebok Worldwide - Footwear	503.8	6.8	497.0	449.9	10.5%
Reebok Worldwide - Apparel	279.4	17.4	262.0	247.0	6.1%
	783.2	24.2	759.0	696.9	8.9%

Rockport	90.0	—	90.0	86.9	3.6%
Other Brands	51.8	—	51.8	48.1	7.7%

Total Company	$925.0	$24.2	$900.8	$831.9	8.3%

Footwear	625.4	6.8	618.6	$567.4	9.0	%(*)
Apparel	299.6	17.4	282.2	264.5	6.7	%(*)
Total Company	$925.0	$24.2	$900.8	$831.9	8.3%

	2005
CONSTANT DOLLARS	As Reported with The Hockey Company	The Hockey Company	Without The Hockey Company	2004	Change 2005/2004

Reebok:
U.S.A - Footwear	$272.7	$2.6	$270.1	$260.7	3.6%
U.S.A - Apparel	113.6	5.9	107.7	97.9	10.0%
	386.3	8.5	377.8	358.6	5.4%

International - Footwear	231.1	4.2	226.9	196.8	15.3%
International - Apparel	165.8	11.5	154.3	155.0	-0.5%
	396.9	15.7	381.2	351.8	8.4%

Reebok Worldwide - Footwear	503.8	6.8	497.0	457.5	8.6%
Reebok Worldwide - Apparel	279.4	17.4	262.0	252.9	3.6%
	783.2	24.2	759.0	710.4	6.8%

Rockport	90.0	—	90.0	88.5	1.7%
Other Brands	51.8	—	51.8	48.4	7.0%

Total Company	$925.0	$24.2	$900.8	$847.3	6.3%

Footwear	625.4	6.8	618.6	$576.9	7.2	%(*)
Apparel	299.6	17.4	282.2	270.4	4.4	%(*)
Total Company	$925.0	$24.2	$900.8	$847.3	6.3%

(*)     Percentage change has been corrected from the figure shown in the corresponding table accompanying the press release dated April 25, 2005.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(Amounts in millions)

Accounts receivable, net
Balance 3/31/04	$564.3

Balance 3/31/05	$707.7
Less:
Effect of currency	(18.2)
The Hockey Company	(42.1)
647.4

Increase	$83.1
% Increase	14.7%

Inventory

Balance 3/31/04	$408.8

Balance 3/31/05	$470.2
Less:
Effect of currency	(9.1)
The Hockey Company	(66.1)
395.0

Increase	$(13.8)
% Increase	-3.4%

Reebok International Ltd

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

EARNINGS PER SHARE EXCLUDING UNUSUAL ITEMS

(Amounts in millions except per share data)

TWELVE MONTHS ENDED DECEMBER 31,	2004

Net income	$192.4

Add back:
Loss on extinguishment of debt (1)	7.1

Deduct:
One time tax benefit (2)	(12.0)

$187.5

Basic earnings per share	$3.17
Diluted earnings per share	$2.98

Average basic shares	59,102
Average diluted shares	64,122

(1)            Costs related to the early redemption of the Company’s $250.0 million 4.25%  Convertible Debentures

(2)            Includes a one time tax benefit resulting from new legislation regarding the repatriation of foreign earnings and tax credit carryforwards.